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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1996, on the financial statements of Kansas Combined Cellular included in the Form 10-K, as amended on Form 10-K/A No. 1, of AirTouch Communications, Inc. for the year ended December 31, 1995, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Kansas City, Missouri
June 20, 1996